Exhibit (10)(n)

2005 DIRECTORS DEFERRED COMPENSATION PLAN

OF

MARSHALL & ILSLEY CORPORATION

as amended October 18, 2007

Recitals

The purpose of the Plan is to allow the Company’s directors to defer all or a portion of their compensation for serving on the Company’s Board of Directors. Such deferrals are deemed invested, at the directors’ elections, in either common stock of the Company (“Common Stock”) or Treasury Bills (with the exception of restricted shares and restricted stock units which are invested in Common Stock). At retirement from the Board, deferrals are paid out over a period of time previously designated by each director, unless otherwise provided herein.

Article I

Definitions

“Account A” means a bookkeeping account being administered for the benefit of a Participant under Paragraph 3.1, below, and any sub-accounts thereof.

“Account B” means a bookkeeping account being administered for the benefit of a Participant under Paragraph 3.2, below, and any sub-accounts thereof.

“Account C” means a bookkeeping account being administered for the benefit of a Participant under Paragraph 3.3, below, and any sub-accounts thereof.

“Administrator” means the person or persons selected pursuant to Article VI, below, to control and manage the operation and administration of the Plan.

“Affiliate” means any corporation or other entity which directly or indirectly controls, is controlled by, or under common control with, the referenced entity. Control means the ability to elect a majority of the Board of Directors of the corporation or other entity, or if there is no Board of Directors, a majority of the body which governs the entity.

“Change of Control” has the same meaning as in the Marshall & Ilsley Corporation 2006 Equity Incentive Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resources Committee of the Board of Directors of the Company.

“Common Stock” means the authorized and issued or unissued $1.00 par value common stock of the Company.

“ Companies” means, prior to the Separation Transaction, Marshall & Ilsley Corporation and any subsidiary thereof. After the Separation Transaction, “Companies” means the publicly-traded corporation with the name Marshall & Ilsley Corporation, and all entities that are Affiliates thereof.

“Company” means, prior to the Separation Transaction, Marshall & Ilsley Corporation, a Wisconsin corporation, or a successor thereof. After the Separation Transaction, the “Company” means the publicly-traded corporation with the name Marshall & Ilsley Corporation.

“Compensation” means the annual retainer fees, Board meeting fees and committee meeting fees payable by the Companies to a Participant for a Plan Year.

“Director” means any member of the Boards of Directors of the Companies who is not an employee of the Companies.

“Distribution Election” means the election by a Participant, from time to time, to choose the method of distribution of his deferrals, and any deemed investment increases or decreases attributable thereto. The methods of distribution contained in the form of Distribution Election can be changed from time to time at the discretion of the Administrator.

“Fair Market Value” means the closing sale price of the Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal for the applicable date; provided that, if no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of the Common Stock as reported for the next succeeding day on which sales of Common Stock are made on said exchange, or, failing any such sales, such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

“Metavante” means, after the Separation Transaction, the publicly-traded parent of the group of companies that includes the Company’s former subsidiary, Metavante Corporation.

“Participant” means each member of or Board of Directors of the Companies who elects to participate in the Plan for a Plan Year.

“Plan” means this 2005 Directors’ Deferred Compensation Plan of Marshall & Ilsley Corporation, as the same hereafter may be amended from time to time.

“Plan Year” means the 12-month period beginning on January 1 of any year and ending on December 31.

“Restricted Shares” means an award of stock under a Company plan, which may contain transferability or forfeiture provisions (including a requirement of future services), all as set forth in an award agreement.

“Restricted Stock Units” means units held in a Participant’s Account C which are received upon a deferral of Restricted Shares or directly as a grant from the Company and have transferability or forfeiture provisions (which may include the requirement of future services). Each Restricted Unit represents one share of Common Stock.

“Separation from Service” has the same meaning as in Treas. Reg. §1.409A-1(h)(2)(i) promulgated under Section 409A of the Code.

“Separation Transaction” means the transaction whereby Metavante and the Company become separate publicly-traded companies.

“Trust” means the Company’s Deferred Compensation Trust III.

Article II

Participation and Election of Accounts

2.1. Participation. Each Director may elect, in accordance with the election procedures prescribed by the Committee from time to time, to become a Participant in the Plan for a Plan Year and to have all or a portion of his Compensation or Restricted Shares, if any, for such Plan Year deferred for his benefit under the Plan. In addition, a Director will become a Participant in the Plan if he is awarded Restricted Stock Units. In no event may such deferral election be filed after the beginning of the Plan Year, except when a Director becomes eligible to participate in the Plan after the beginning of the Plan Year, in which event the Director will have thirty days from the date of eligibility to make an election for Compensation or Restricted Shares, if any, earned after such date.

2.2. Election of Accounts. At the time a Director elects to be a Participant for a Plan Year, he also may elect that any portion or all of his Compensation for the Plan Year which is deferred hereunder be allocated to his Account A or Account B. If no such election is made, all of his Compensation deferred for the Plan Year shall be allocated to his Account B. Restricted Stock Units will be allocated to Account C.

2.3. Manner of Election. Any election pursuant to Paragraphs 2.1 or 2.2, above, shall be made in writing on such form or forms as the Committee shall prescribe from time to time. If a Participant elects to have less than all of his Compensation for a Plan Year deferred or elects that portions of his deferred Compensation be allocated to different Accounts, the election shall set forth the method for determining the amount to be so deferred or allocated. All elections shall be effective when filed with the Secretary of the Company.

Article III

Administration of Accounts

3.1. Account A.

(a) Amounts allocated to a Participant’s Account A, pursuant to the election form provided to the Participant by the Company, shall be considered to be invested in Common Stock on a monthly basis, and such Participant’s Account A shall be credited with the equivalent number of shares of Common Stock (hereinafter referred to as “Credited Shares”) which the amount allocated would have purchased on a common investment date, which will typically be any of the first five business days of any month, determined in the sole discretion of an independent brokerage agent. In addition, to the extent Credited Shares are held on the record date for any dividend, each Participant’s Account A shall be credited with a number of additional Credited Shares resulting from the reinvestment of dividends on a common investment date, which will typically be any of the first five business days after the payment of the dividend, determined in the sole discretion of an independent brokerage agent.

(b) In the event of any distribution with respect to Common Stock other than a cash dividend, such as a stock split, stock dividend or similar transaction, each Participant’s Account A shall be credited with a number of additional Credited Shares or other consideration as determined by the Committee in its sole discretion. In clarification of the foregoing, upon the occurrence of the Separation Transaction, a Participant’s Account A will hold both Common Stock and common stock of Metavante (hereafter, “Metavante Stock”) determined as if the Participant were a shareholder of the Company for the number of shares in his Account A immediately prior to the Separation Transaction.

(c) In the event of a Change in Control, a Participant’s Account A shall be credited with the same amount and type of consideration which a shareholder of the Company would have received holding the same number of shares of Common Stock as are held in the Participant’s Account A at the time of the payment of the consideration. If there is a shareholder election as to the type of consideration received in a Change in Control, a Participant’s Account A will be credited with consideration assuming that the Participant elected the maximum amount of stock which is available to electing shareholders, adjusted for any proration required because of oversubscription.

(d) Account A will be denominated in whole and fractional shares. A Participant’s Account A shall be divided into the same number of sub-accounts as the number of alternatives contained in the Distribution Election from time to time. Deferrals for a Plan Year, and any dividends or shares associated therewith, shall be deemed credited to a sub-account based on the Distribution Election for such Plan Year.

3.2. Account B. Amounts allocated to a Participant’s Account B, pursuant to the election form provided to the Participant by the Company, shall be considered to be invested in U.S. Treasury Bills having a maturity of 13 weeks. Each Participant’s Account B shall be credited on the last day of each calendar quarter with the amount of interest which would have been earned if the balance in a Participant’s Account B, as of the last day of the previous calendar quarter

(including interest credited hereunder for the previous calendar quarter) plus one-half of the applicable deferrals made during the subject calendar quarter were invested in U.S. Treasury Bills with a maturity of 13 weeks. The rate of interest applied will be determined by the Committee or its designees from time to time in accordance with guidelines disclosed to the Participants. A Participant’s Account B shall be divided into the same number of sub-accounts as the number of alternatives contained in the Distribution Election from time to time. Deferrals for a Plan Year, and any earnings associated therewith, shall be deemed credited to a sub-account based on the Distribution Election for such Plan Year.

3.3 Account C.

(a) Restricted Stock Units shall be allocated to a Participant’s Account C and shall be considered to be invested in Credited Shares. In addition, to the extent Credited Shares are held on the record date for any dividend, each Participant’s Account C shall be credited with a number of additional Credited Shares resulting from the reinvestment of dividends on a common investment date, which will typically be any of the first five business days after the payment of the dividend, determined in the sole discretion of an independent brokerage agent.

(b) In the event of any distribution with respect to Common Stock other than a cash dividend, such as a stock split, stock dividend or similar transaction, each Participant’s Account C shall be credited with a number of additional Credited Shares or other consideration as determined by the Committee in its sole discretion. In clarification of the foregoing, upon the occurrence of the Separation Transaction, a Participant’s Account C will hold both Common Stock and Metavante Stock determined as if the Participant were a shareholder of the Company for the number of shares in his Account C immediately prior to the Separation Transaction.

(c) In the event of a Change in Control, a Participant’s Account C shall be credited with the same amount and type of consideration which a shareholder of the Company would have received holding the same number of shares of Common Stock as are held in the Participant’s Account C at the time of the payment of the consideration. If there is a shareholder election as to the type of consideration received in a Change in Control, a Participant’s Account C will be credited with consideration assuming that the Participant elected the maximum amount of stock which is available to electing shareholders, adjusted for any proration required because of oversubscription.

(d) Account C will be denominated in whole and fractional shares. A Participant’s Account C shall be divided into the same number of sub-accounts as the number of alternatives contained in the Distribution Election from time to time. Deferrals for a Plan Year, and any dividends or shares associated therewith, shall be deemed credited to a sub-account based on the Distribution Election for such Plan Year. While any Restricted Stock Units that fail to vest will be forfeited, consistent with the treatment of Restricted Shares, any dividends credited as regards Restricted Stock Units shall not be forfeited.

3.4. Investment Elections for Accounts A and C After the Separation Transaction.

(a) After the Separation Transaction, Accounts A and C of a Participant will be credited with both Common Stock and Metavante Stock. The Participant may constructively sell any or all vested shares of Metavante Stock (but not Restricted Stock Units of Metavante Stock) as of January 1 or July 1 of any Plan Year by delivering to the Company a new Investment Election at least 15 days prior to such effective date setting forth the number of shares to be sold. The indicated shares will be deemed sold on the first date, immediately following January 1 or July 1, when Participants could purchase Common Stock (a “window period”). The deemed proceeds from such sale of shares of Metavante Stock will be reinvested in Common Stock on such date, which shares of Common Stock will then be credited to the Account where the sold shares of Metavante Stock originated. The proceeds from the deemed sale of Metavante Stock and the proceeds available for the deemed purchase of shares of Common Stock will be reduced by the transaction costs that are incurred if shares of Metavante Stock are actually sold and shares of Common Stock actually purchased by the Trust. A Participant cannot make a deemed sale of Restricted Stock Units of Metavante Stock until the shares vest or become transferable in accordance with the terms of the applicable award. If a Participant would be required to buy or sell shares of Metavante Stock in a window period if the Participant held the stock directly, and if the Participant elects a deemed sale of shares of Metavante Stock, such deemed sale of Metavante Stock and purchase of Common Stock will occur on the first date, immediately following January 1 or July 1, when both the Company and Metavante have window periods.

(b) A Participant’s Accounts A and C shall reflect only the performance of Common Stock and Metavante Stock, if any is held in such Accounts A or C, and the Participant shall have no property right or security interest in actual shares of Common Stock or Metavante Stock held by the Company to provide for the payment of benefits under this Plan.

3.5. Change of Accounts. Once amounts have been allocated to Account A, Account B or Account C, these amounts must remain in Account A, B or C until such amounts are distributed to the Participant pursuant to Article IV hereof. Upon a Change of Control, the Company, the Administrator and any successors thereto may not change the investment choices available to Participants hereunder without the consent of a majority of the holders of Account balances under the Plan.

3.6. Nature of Account. The accounts established for each Participant hereunder and assets, if any, acquired by the Company to measure a Participant’s benefits hereunder, shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, a Participant, his beneficiaries or any other person. Participant and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their beneficiaries, that Participants’ rights hereunder (by electing to defer Compensation hereunder) are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, acquisition of assets to measure Participant’s benefits hereunder or deferral of all or any portion of a Participants’ Compensation hereunder does not prevent any property of the Company from being subject to the right of all the Company’s creditors. The Company shall contribute all contributions hereunder to the Trust which will comply with the requirements of the Internal Revenue Service’s model trust, as described in Revenue Procedure 92-64, or any successor thereto.

3.7 Maintenance of Accounts. To the extent not otherwise provided hereunder, the reconciliation of Accounts, and the computation of the increases and decreases in the Accounts, shall be computed in the same manner as under the Company’s 2005 Executive Deferred Compensation Plan.

Article IV

Distributions

4.1. Ordinary Course Distributions. Except as otherwise expressly provided herein, all distributions of the Accounts shall be made in accordance with the Distribution Elections which relate to deferrals made for each Plan Year. A Participant may make separate Deferral Elections for the sub-accounts of Accounts A, B and C. Distributions from the sub-accounts of Account A and C shall be in Common Stock and distributions from the sub-accounts of Account B shall be in cash. Distribution Elections are irrevocable, and may not be modified, unless allowed under . Section 409A of the Code, any guidance promulgated thereunder, or any successor thereto. If a Participant does not timely file a Form of Distribution Election in the year prior to the year to which the compensation relates, he will be deemed to have elected payment in five (5) annual installments. If a Participant files only one Distribution Election for any Plan Year, it will be deemed to cover the deferrals into Accounts A, B and C for such Plan Year (and any earnings thereon), unless the Participant otherwise designates. Notwithstanding anything herein contained to the contrary, (a) no distribution will be made to a Participant unless the Participant has a Separation of Service as regards the Company and (b) each Participant will have until December 31, 2007 to make a separate Distribution Election as regards the Restricted Stock Units awarded to each Director as an incremental stock award in connection with the Separation Transaction (the “Separation Transaction RSUs”); provided, however, that if a Participant has not made a Distribution Election prior to January 1, 2008, the Separation Transaction RSUs will be distributed in a lump sum within thirty days after such Participant’s Separation from Service.

4.2. Distribution After Death of a Participant. If a Participant ceases to be a Director by reason of his death or if he dies after he is no longer a Director, but prior to the distribution to him of all amounts payable to him under the Plan, the amounts that would otherwise be distributable to him, if living, shall be distributed to his designated beneficiary or beneficiaries and any reference to a Participant in Paragraph 4.1, above, shall be deemed to include a reference to his designated beneficiary or beneficiaries unless the Participant otherwise elects on forms provided by the Committee. All beneficiary designations shall be made in such form and manner as from time to time may be prescribed by the Committee. A Participant from time to time may revoke or change any beneficiary designation on file with the Committee. If there is no effective beneficiary designation on file with the Committee at the time of the Participant’s death, distribution of amounts otherwise payable to the deceased Participant under this Plan shall be made to his Estate. If a beneficiary designated by a Participant to receive his benefit shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid to such deceased beneficiaries’ Estate, unless the deceased Participant’s beneficiary designation provides otherwise.

4.3. Accounts Less than $25,000. Notwithstanding anything herein contained to the contrary, if the sum of the Fair Market Value of the shares of Common Stock in a Participant’s Accounts A and C and the dollar amount in a Participant’s Account B is less than $25,000 in total at the end of any Plan Year after the Participant has a Separation of Service from the Company, the Accounts shall be distributed in a lump sum no later than the February 15 following the year in which this occurs.

4.4. Change of Control. Notwithstanding anything contained herein or in the Distribution Elections, a Participant’s Accounts shall be distributed in a lump sum if the Participant has a Separation of Service as regards the Company on the date when, or within a year after, a Change of Control takes place. Such distributions shall be made no later than forty-five days after the Participant has a Separation of Service as regards the Company.

Article V

Rights, Privileges and Duties of Participants

5.1. Rights of Participant. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any amounts credited to any Account hereunder, nor any right to exercise any of the rights or privileges of a stockholder with respect to any securities hypothetically credited to a Participant’s Account A or Account C under the Plan, nor any right to receive any distributions under the Plan except as and to the extent expressly provided in the Plan.

5.2. Copy of Plan. Each Participant shall be entitled, upon his request to the Secretary of the Company, to receive the most current version of the Plan.

5.3. No Alienation. To the extent permitted by law, the right of any Participant or any beneficiary to receive any payment hereunder shall not be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void. Any payment due hereunder shall not in any manner be subject to debts or liabilities of any Participant or his beneficiary.

5.4. Mental Competence. Every person receiving or claiming payments or rights under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under this Plan may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability therefor.

5.5. Provision of Information. Each person, whether a Participant, a duly designated beneficiary of a Participant, a guardian or any other person entitled to receive a payment under this Plan shall provide the Committee with such information as it may from time to time deem necessary or in its best interests in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data or other information as the Committee may from time to time deem necessary or advisable.

Article VI

Administration of the Plan

6.1. Appointment of Separate Administrator. The Committee may, in writing, appoint a separate Administrator. Any person including, but not limited to, an employee of the Company, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Committee and the Committee may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Committee of the member or members so designated. The Committee shall accept and rely upon any document executed by such member or members as written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

6.2. Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection b. or c. below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

a.	To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

b.	To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

c.	The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

d.	To resolve all questions arising in the administration, interpretation and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

e.	To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

f.	To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

6.3. Records and Notices. The Administrator shall maintain all books of accounts, records and other data as may be necessary for proper plan administration.

6.4. Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid by the Company. An Administrator who is an employee shall not receive any additional fee or compensation for services rendered as an Administrator.

6.5. Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

6.6 Claims Procedures. A Participant or a Participant’s beneficiary shall be entitled to make a request for any benefits to which he or she believes are entitled under the Plan. Any such request must be made in writing, and it should be made to the Company. A request for benefits will be considered a claim, and it will be subject to a full and fair review. If a Participant’s claim is wholly or partially denied, the Company shall furnish the Participant or the Participant’s beneficiary (the “Claimant”) or the Claimant’s authorized representative with a written or electronic notice of the denial within a reasonable period of time, which sets forth, in an understandable manner the reasons for denial.

Article VII

Amendment or Termination

The Board of Directors of the Company may at any time terminate, suspend, alter or amend this Plan so long as such actions do not contravene the requirements of Section 409A of the Code. No Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts, except that (i) the Participant shall be fully vested in his or her Accounts hereunder as of the date on which the Plan is terminated or suspended, (ii) no amendment shall eliminate the crediting of an investment return on the sub-accounts of Account B prior to the complete distribution thereof or provide for a distribution method which accelerates the timing of distributions hereunder without the consent of a Participant and (iii) subsequent to a Change of Control, unless a majority of the holders of Account balances agree to the contrary, the Company or the Administrator may not alter (a) the choice of investments as in effect immediately before the Change of Control and (b) the payment options contained in the Distribution Elections as in effect immediately before the Change of Control. Notwithstanding the foregoing, the Board of Directors of the Company may make any amendment necessary in order to avoid penalties under Section 409A of the Code, even if such amendments are detrimental to Participants.

Article VIII

Miscellaneous

8.1. Construction. Wherever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

8.2. Expenses. All expenses of administering the Plan shall be paid by the Company except as expressly provided herein to the contrary.

8.3. Governing Law. The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin, without giving effect to its conflicts of law provisions.

8.4. Tenure Not Guaranteed by Plan. The establishment of this Plan and the designation of a Director as a Participant, shall not give any Participant the right to continued as a Director or limit the right of any of the Companies to dismiss the Director or fail to nominate the Director for reelection.

8.5. Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by certified mail, return receipt requested, addressed, in the case of the Company to the Corporate Secretary at 770 North Water Street, Milwaukee, Wisconsin 53202 and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company. The addresses referenced herein may be changed by a notice delivered in accordance with the requirement of this Paragraph 8.5.

8.6. Indemnification. The Company shall indemnify the Administrator and any employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or the trust established pursuant to the Plan. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including reasonable attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Company and such person’s rights shall inure to the benefit of his heirs and representatives.

8.7. Effective Date. This Plan was initially effective as of December 16, 2004.

8.8. Compliance with Section 409A of the Code. This Plan shall be interpreted and administered in compliance with the requirements of Section 409A of the Code and any guidance promulgated thereunder, including the final regulations.